EXHIBIT 10.3

LINE OF CREDIT AGREEMENT

(WOD Markets LLC)

THIS LINE OF CREDIT AGREEMENT (the "Loan Agreement") is made and entered into on the date first written on the signature page hereto by and between WOD MARKET LLC, a Colorado limited liability company ("Borrower"), and WOD RETAIL SOLUTIONS INC., f/k/a Elite Data Services Inc., a Florida corporation ("Lender"). Borrower and Lender are each a “Party, and collectively referred to as the “Parties” in this Loan Agreement.

In consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1. LINE OF CREDIT. Lender hereby establishes for a period ending December 31, 2018, or on a date mutually agreed to by the Parties (the "Due Date") a line of credit (the "Credit Line") for Borrower in the principal amount of Eight Million Dollars ($8,000,000.00) (the "Credit Limit") as described herein. In connection herewith, Borrower shall execute and deliver to Lender a Convertible Note (the “Note”) in the amount of the Credit Limit, attached hereto as Exhibit A, satisfactory to Lender. All sums advanced on the Credit Line, pursuant to the terms of this Loan Agreement shall become part of the principal amount of said Note.

2. ADVANCES. Any request for an advance (each an “Advance” and collectively referred to as the “Advances”) may be made from time to time by the Borrower; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances must be made in writing by such officer of Borrower authorized by it to request such Advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its president to request Advances. Lender may deposit or credit the amount of any requested Advance directly to Borrower's bank account. Lender may refuse to make any requested Advance if an event of default has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates.

3. INTEREST. The unpaid principal amount (also referred to herein as the “Principal Balance”) shall bear no interest from the date of execution of the Note until paid in full.

4. REPAYMENT. The entire unpaid Principal Balance of the Note, together with any unpaid charges or fees hereunder, shall be due and payable on the Due Date, automatically converted into fully paid and nonassessable units (the “Units”) of membership interest, no par value, of Borrower (the “Membership Interest”), pursuant to the terms of the Note, attached hereto in Exhibit A.

5. CONVERSION. On the Due Date (also referred to in this Section 5 as the “Conversion Date”), this Note shall be automatically converted into fully paid and nonassessable Units of Membership Interest in the Borrower (the “Conversion”). Such Conversion shall be effected by the surrender of this Note to the Borrower, at the principal office of the Borrower, whereupon the Borrower shall (a) pay to the Lender the Principal Balance and (b) issue and deliver to the Lender certificate(s), if applicable, or statement of listed members of the Borrower, for Membership Interest representing the Units registered in the name of the Lender and this Note shall be cancelled and marked “Paid in Full.” Such Conversion shall be deemed to have been effected as of the close of business on the Conversion Date, and at such time, the rights of the Lender with respect to the Principal Balance and this Note shall cease and the Lender shall be deemed to have become the holder of record of the Units of Membership Interest received. The Lender agrees that such Units shall be subject to any and all restrictions on transfer applicable to the Membership Interest of the Borrower, pursuant to the Borrower’s Operating Agreement (the “Operating Agreement”) dated on or about February 27, 2014, and as may be amended during this term of this Note.

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6. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Loan Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

(a) Borrower is a duly organized, validly existing, and in good standing under the laws of the State of Colorado, with the power to own its assets and to transact business in the jurisdiction where its business is conducted.

(b) Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents, including required shareholder consents.

(c) The execution, delivery and performance of this Loan Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

(d) There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse effect on the financial condition of Borrower or the operation of its business.

7. EVENTS OF DEFAULT. In the event of the occurrence of an event of default the Lender may declare the entire Principal Balance immediately due and payable, without presentment, protest, notice or demand, all of which are expressly waived, and the Principal Balance shall be paid by the Borrower in legal tender of the United States of America, in immediately available funds. The term “Event of Default” shall mean any of the following:

The Borrower shall make an assignment for the benefit of creditors; an order, judgment or decree shall be entered for relief in respect of or adjudicating the Borrower bankrupt or insolvent; the Borrower shall petition or apply to any tribunal for the appointment of, or taking of possession by, a trustee, receiver, custodian, or liquidator or other similar official of the Borrower or of any substantial part of any of their respective assets; the Borrower shall commence any proceeding relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or any such petition or application is filed or any such proceeding is commenced against the Borrower and such petition, application or proceeding is not dismissed within ninety (90) days.

8. REMEDIES. Upon the occurrence of an event of default as defined above, Lender may declare the entire unpaid Principal Balance, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Loan Agreement, and the Note. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

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9. NOTICE. Any written notice will be deemed effective on the date such notice is placed, first class, postage prepaid, in the United States mail, addressed to the party to which notice is being given as follows:

Borrower:	WOD Market LLC 720 S. Colorado Blvd., PH North Denver, CO 80246 Attn: Taryn Watson, Manager Ph. (720) 289-6148
Email: taryn.watson@thewodmarket.com

Lender:	WOD Retail Solutions Inc. 720 S. Colorado Blvd., PH North Denver, CO 80246 Attn: Brenton Mix, Chief Executive Officer Ph. (720) 240-9378 Email: admin@wodrs.com

10. GENERAL PROVISIONS. All representations and warranties made in this Loan Agreement, and Note, and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Loan Agreement, and Note, and the making of any loans hereunder. This Loan Agreement, Note, and will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Loan Agreement, and Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the Florida, United States of America. Time is of the essence hereof. This Loan Agreement, and Note will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Loan Agreement, and Note may not be amended or modified except in writing signed by the parties.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Loan Agreement as of the January 8, 2018.

BORROWER

WOD Market LLC, A Colorado limited liability company

By:	/s/ Taryn Watson
Taryn Watson
Manager

LENDER

WOD Retail Solutions Inc., A Florida corporation

/s/ Brenton Mix
Brenton Mix,
Chief Executive Officer

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EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE UNITS ACQUIRABLE ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATI ON OR AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION SHALL BE SATISFACTORY TO THE BORROWER, THAT SUCH REGISTRATION IS NOT REQUIRED.

USD $8,000,000.00	Dated: January 8, 2018

FOR VALUE RECEIVED, the undersigned, WOD MARKET LLC, a Colorado limited liability company (the "Borrower"), agrees and promises to pay to WOD RETAIL SOLUTIONS INC., f/k/a Elite Data Services Inc., a Florida corporation (the "Holder"), the principal amount of Eight Million U.S. Dollars (USD $8,000,000.00) (the “Principal Amount”), without interest, as follows:

(a) The Principal Amount shall bear no interest from this date until paid.

(b) On December 31, 2018 or on a date mutually agreed to by the Borrower and Holder (the “Due Date”), (i) the entire Principal Amount shall be due and payable in full, and (ii) this Note shall convert into fully paid and nonassessable units (“Unit” or “Units”) of membership interest, no par value, of the Borrower (“Membership Interest”), representing one (1) Unit for every Ten Thousand U.S. Dollars (USD $10,000.00) of outstanding Principal Amount on the date of conversion, pursuant to the terms of the Loan Agreement, dated on even date herewith, of which this Note is made a part therewith.

1. Manner of Payment. The Borrower shall deliver to the Holder (a) its check made payable to the Holder for the Principal Amount, and/or (b) the Units on Due Date in accordance with the provisions of Section 5.

2. Events of Default; Consequences. In the event of the occurrence of an event of default the Holder may declare the entire Principal Amount immediately due and payable, without presentment, protest, notice or demand, all of which are expressly waived, and the Principal Amount shall be paid by the Borrower in legal tender of the United States of America, in immediately available funds. The term “Event of Default” shall mean any of the following:

The Borrower shall make an assignment for the benefit of creditors; an order, judgment or decree shall be entered for relief in respect of or adjudicating the Borrower bankrupt or insolvent; the Borrower shall petition or apply to any tribunal for the appointment of, or taking of possession by, a trustee, receiver, custodian, or liquidator or other similar official of the Borrower or of any substantial part of any of their respective assets; the Borrower shall commence any proceeding relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or any such petition or application is filed or any such proceeding is commenced against the Borrower and such petition, application or proceeding is not dismissed within ninety (90) days.

3. No Setoff, Etc. The obligations of the Borrower to pay the Principal Amount to the Holder shall be absolute and unconditional and the Borrower shall make such payment without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, setoff, recoupment, or counterclaim which the Borrower may have or assert against the Holder or any other person.

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4. Waiver of Presentment, Etc. The Borrower waives presentment, demand, notice of dishonor, protest and notice of nonpayment and protest.

5. Automatic Conversion. On the Due Date (also referred to in this section as the “Conversion Date”), this Note shall be automatically converted into the Units which shall be fully paid and nonassessable Units of Membership Interest of the Borrower (the “Conversion”). Such Conversion shall be effected by the surrender of this Note to the Borrower, at the principal office of the Borrower, whereupon the Borrower shall (a) pay to the Holder the Principal Amount and (b) issue and deliver to the Holder certificate(s) for Membership Interest representing the Units registered in the name of the Holder and this Note shall be cancelled and marked “Paid in Full.” Such Conversion shall be deemed to have been effected as of the close of business on the Conversion Date, and at such time, the rights of the Holder with respect to the Principal Amount and this Note shall cease and the Holder shall be deemed to have become the holder of record of the Units of Membership Interest represented by such certificate(s). The Holder agrees that such Units shall be subject to any and all restrictions on transfer applicable to the Membership Interest of the Borrower pursuant to the Operating Agreement dated February 27, 2014, and as may be amended during this term of this Note.

6. Reservation of Membership Interest; Etc.

(a) The Borrower shall at all times from and after this date reserve and keep available out of its authorized but unissued Units of Membership Interest, or otherwise, solely for the purpose of issuance upon the Conversion Date, such number of Units of Membership Interest as shall then be issuable upon the conversion of this Note. The Borrower covenants that all Units of Membership Interest which shall be so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

(b) The Borrower shall not take any action which would result in any adjustment of the number of Units of Membership Interest acquirable upon conversion of this Note if the total number of Units issuable after such action upon conversion of this Note, together with the total number of Units of Membership Interest then outstanding, would exceed the total number of Units of Membership Interest then authorized under the Borrower's Operating Agreement, as amended, which are not reserved or required to be reserved for any purpose other than the purpose of issue upon conversion of this Note.

(c) The issuance of certificates for Units of Membership Interest upon conversion of this Note shall be made without charge to the Holder for any issuance tax or other cost incurred by the Borrower in connection with such conversion and the related issuance of Units of Membership Interest.

7. No Adjustment Provisions. The Holder acknowledges and agrees that the number of Units issuable upon conversion has been determined as of the date of the issuance of this Note, that no adjustment to the number of Units issuable upon the Conversion Date shall be made by reason of additional Units of stock of the Borrower issued by the Borrower after the date of issuance of this Note, and that no adjustments shall be made upon issuance of the Units on the Conversion Date for any other diluting issues except for the following:

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(a) Subdivisions and Combinations. Anything in this Section 7 to the contrary notwithstanding, in the event the Borrower shall at any time subdivide (by any Membership Interest split, distribution, or otherwise) one or more classes of its outstanding Membership Interest into a greater number of Units of Membership Interest, the number of Units shall be proportionately adjusted, as applicable. Similarly, in the event the outstanding Units of one or more classes of Membership Interest shall at any time be combined into a smaller number of Units (by reverse Membership Interest split or otherwise), the number of Units shall be proportionately adjusted, as applicable. In the case of any distribution described in this subsection (a), the adjustment to be made shall be made as of the time immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend; provided, however, that if such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed, such adjustment shall be cancelled as of the close of business on such record date and, thereafter, the number of Units shall be adjusted pursuant to this subsection (a) as of the time of actual payment of such distribution. In the case of any subdivision (other than a distribution) or combination described in this subsection (a), the adjustment to be made pursuant hereto shall be made as of the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

(b) Organic Changes, Etc. If any capital reorganization or reclassification of the securities of the Borrower (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Membership Interest by dividend or other distribution or by reason of a subdivision or combination), or any consolidation or merger of the Borrower with or into another Borrower or any sale of all or substantially all of the Borrower's property and assets to any person, firm or Borrower (collectively, any "Organic Change") shall be effected in such a way that holders of Membership Interest shall be entitled to receive (either directly or upon subsequent liquidation) Membership Interest, securities or assets with respect to or in exchange for Membership Interest, then, as a condition to such Organic Change, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to acquire and receive upon the basis and upon the terms and conditions specified herein and in lieu of the Units of Membership Interest of the Borrower immediately theretofore acquirable and receivable (directly or upon subsequent conversion, assuming unrestricted convertibility) upon the conversion of this Note, such Units of Membership Interest, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Units of Membership Interest equal to the number of Units of Membership Interest immediately theretofore acquirable and receivable (directly or upon subsequent conversion, assuming unrestricted convertibility) upon conversion of this Note had such Organic Change not taken place (except that the terms of the parenthetical provision at the end of the next sentence shall be applied in determining the number of Units of Membership Interest immediately theretofore acquirable and receivable). In any such case, appropriate provision shall be made with respect to the Holder's rights and interests to the end that the provisions contained in this Note shall thereafter be applicable in relation to any Units of Membership Interest, securities or assets thereafter deliverable upon the Conversion Date (including, in the case of any such consolidation, merger or sale in which the successor Borrower or purchasing entity is other than the Borrower, an immediate adjustment in the number of Units of Membership Interest acquirable and receivable up on conversion of this Note). In the event of a merger or consolidation of the Borrower with or into another Borrower or the sale of all or substantially all of the Borrower's property and assets to another Borrower as a result of which a number of Units of Membership Interest of the surviving or purchasing Borrower greater or lesser than the number of Units of Membership Interest of the Borrower outstanding immediately prior to such merger, consolidation or sale are issuable to holders of Membership Interest, the aggregate number of Units of Membership Interest into which this Note was convertible in effect immediately prior to such merger, consolidation or sale shall be adjusted (pursuant to subsection (a) of this Section 7) as though there were a subdivision or combination of the outstanding Units of Membership Interest. The provisions of this subsection (a) shall similarly apply to successive Organic Changes.

8. Notice of Adjustment. Upon the Conversion, the Borrower shall deliver to the Holder a written notice setting forth in reasonable detail the method of calculation of the number of Units issuable upon Conversion and the facts upon which such calculation is based. The Borrower shall, upon written request at any time by the Holder, furnish or cause to be furnished to such Holder a similar certificate setting forth the number of Units of Membership Interest which then would be received by the Holder upon the Conversion Date. The Borrower may retain a firm of public accountants which may be the firm regularly retained by the Borrower to make any computation required under this Section 8 and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 8.

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9. Voting. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a member in respect of the meetings of members for the election of directors of the Borrower, if a board has been created, or any other matter.

10. Representations and Warranties of the Holder. The Holder by its acceptance hereof represents and warrants to the Borrower that it is acquiring the Note and the Units issuable upon conversion for its own account for investment only and not with a view to distribution or resale. The Holder agrees not to sell or otherwise dispose of the Note or the Units in violation of the provisions of applicable securities laws of the United States of America (the “Securities Laws”). The Holder understands that the Note and the Units have not been registered by reason of their issuance in a transaction exempt from the registration requirements of applicable Securities Laws and, accordingly, must be held indefinitely by him unless they are later transferred in transactions that are either registered under applicable Securities Laws or exempt from registration. The Holder understands that the Borrower is under no obligation to register the Note or the Units under applicable Securities Laws or to file for or comply with an exemption from registration, and recognizes that exemptions from registration, in any case, are limited and may not be available when the Holder may wish to sell, transfer or otherwise dispose of the Note or the Units. The Holder understands that the certificate(s) representing the Units will bear a legend to such effect. The Holder represents and warrants to the Borrower that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of its loan to the Borrower and is able to incur a complete loss of his investment and to bear the risk of such a loss for an indefinite period of time. The Holder understands that the Note and the Units are a risky and speculative investment. The Holder acknowledges that the Borrower has given it access to the corporate records and accounts of the Borrower, has made its managers available for interviews and has furnished it with all documents required by Holder to make an informed decision with regard to its investment in the Note and the Units.

11. Notices.

(a) Any notice pursuant to this Note to be given or made by the Holder to or upon the Borrower shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Borrower to the Holder) as follows:

WOD Market LLC 720 S. Colorado Blvd., PH North Denver, CO 80246 Attn: Taryn Watson, Manager Ph. (720) 289-6148
Email: taryn.watson@thewodmarket.com

(b) Any bank draft payment on this Note (if not by wire transfer) made by the Borrower to Holder shall be sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Holder to the Borrower) as follows:

WOD Retail Solutions Inc. 720 S. Colorado Blvd., PH North Denver, CO 80246 Attn: Brenton Mix, Chief Executive Officer Ph. (720) 240-9378 Email: admin@wodrs.com

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(c) Any notice pursuant to this Note to be given or made by the Borrower to or upon the Holder shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Holder to the Borrower) to the address of the Holder set forth above.

12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida, the United States of America.

13. Register of Notes. The Borrower shall keep at its principal office (or such other place the Borrower reasonably designates) a register for the registration of Convertible Notes and the name and address of each holder of Convertible Notes. The register shall be made available by the Borrower for review by the Holder or the Holder’s agent during usual business hours of the Borrower.

14. Modification and Waiver. No modification or waiver of any provision of this Note, nor any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by the Holder and then such modification or waiver shall be effective only in the specific instance for the specific purpose given.

EXECUTED on the day and year first written above.

BORROWER

WOD MARKET LLC, a Colorado limited liability company

By:	/s/ Taryn Watson
Taryn Watson,
Manager

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